EXHIBIT 10.10

     AGREEMENT ON TRANSFER OF SHARES OF HENAN ZHONGPIN FOOD SHARE CO., LTD. DATED MAY 23, 2005 BETWEEN SI SHUI CHI AND HENAN ZHONGPIN FOOD CO., LTD.

             Si Shui Chi transfers to Henan Zhongpin Food Co., Ltd. 714,227 shares of the common stock of Henan Zhongpin Food Share Co., Ltd. (the "Operating Company"), par value RMB 1.00, representing approximately 4.75% of the Operating Company's issued and outstanding shares. Upon completion of the stock transfer, Si Shui Chi shall still hold 79,358 shares of the Operating Company's common stock, representing approximately 0.53% of the Operating Company's issued and outstanding shares.